Exhibit 99.1

Iowa Telecom Declares Quarterly Dividend of $0.405 Per Share

    NEWTON, Iowa--(BUSINESS WIRE)--Sept. 13, 2005--Iowa Telecommunications Services, Inc. (NYSE:IWA) today announced its Board of Directors has declared a quarterly dividend of $0.405 per share on Iowa Telecommunications common stock. The dividend is payable on October 17, 2005 to shareholders of record at the close of business on September 30, 2005. The dividend represents the third full quarterly dividend payable to stockholders at the indicated annual dividend rate of $1.62 per share.

    About Iowa Telecom

    Iowa Telecommunications Services, Inc. (d/b/a Iowa Telecom) is a telecommunications service provider that offers local telephone, long distance, Internet, broadband and network access services to business and residential customers. Today, the company serves over 440 communities and employs over 600 people throughout the State of Iowa. The company's headquarters are in Newton, Iowa. The Company trades on the New York Stock Exchange under the symbol IWA. For further information regarding Iowa Telecom, please go to www.iowatelecom.com and select "Investor Relations." The Iowa Telecom logo is a registered trademark of Iowa Telecommunications Services, Inc. in the United States.

    Forward-Looking Statements

    The press release may contain forward-looking statements that are not based on historical fact, including without limitation statements containing the words "believes," "may," "plans," "will," "estimate," "continue," "anticipates," "intends," "expects," and similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, events or developments to be materially different from future results, events or developments described in the forward-looking statements. Such factors include those risks described in Iowa Telecom's Form 10-K on file with the SEC. These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements. All information is current as of the date this press release is issued, and Iowa Telecom undertakes no duty to update this information.

    CONTACT: Investor Relations Contact:
             Corporate Communications, Inc.
             Kevin Inda, 407-566-1180
             Kevin.Inda@cci-ir.com
             or
             Media Contact:
             Iowa Telecommunications Services, Inc.
             Julie White, 641-787-2040
             Julie.White@iowatelecom.com